UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 20, 2023

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Altus Power, Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	001-39798 (Commission File Number)	85-3448396 (I.R.S. Employer Identification Number)
2200 Atlantic Street, 6th Floor Stamford, CT 06902
(Address of principal executive offices and zip code)
(203) 698-0090
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	AMPS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or in Rule 12b-2 of the Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 - Entry into A Material Definitive Agreement

Amendment to Credit Agreement

On December 20, 2023, Altus Power, Inc. (“Altus Power” or the “Company), through its subsidiaries, APA Finance III Borrower, LLC (the “Borrower”), and APA Finance III Borrower Holdings, LLC (“Holdings”) entered into an Amendment No. 3 (“Amendment No. 3”) to the Credit Agreement, dated as of February 15, 2023, among the Borrower, Holdings, Blackstone Asset Based Finance Advisors LP, which is an affiliate of the Company, U.S. Bank Trust Company, N.A., as administrative agent, U.S. Bank N.A., as document custodian, and the lenders party thereto (the “Original Credit Agreement,” and, together with Amendment No. 3, the “Credit Agreement”).

The Third Amendment provides for an additional $163 million available to Altus for borrowing under the Credit Agreement, at an interest rate of 6.70%. In total, including previous incremental increases in the amount available thereunder, the Credit Agreement provides for a term loan in the aggregate of $430 million at a fixed weighted average rate of 6.03%, while amounts are outstanding under the term loan. Borrower has also entered into a promissory note in connection with the Credit Agreement in favor of Security Life of Denver Insurance Company (the “Class A Note”) with respect to its obligations under the Credit Agreement.

The foregoing description of Amendment No. 3 does not purport to be complete and is qualified in its entirety by reference to the full and complete terms of Amendment No. 3, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K, and the Class A Note is filed herewith as Exhibit 10.2 to this Current Report on Form 8-K, and both are incorporated herein by reference.

Caldera Acquisition

The information set forth in item 2.01 below is incorporated by reference into this Item 1.01.

Item 2.01 - Completion of Acquisition or Disposition of Assets

On December 20, 2023, the Company, through its wholly-owned subsidiary, Altus Power, LLC, closed its previously announced purchase of approximately 121 megawatts of solar assets (the “Caldera Acquisition”) through an acquisition of the membership interests in Project Hyperion, LLC. The entry into the Purchase and Sale Agreement, by and among Project Hyperion Holdco LLC, a Delaware limited liability company (“Hyperion Holdco”), Soltage Hyperion Mgtco, LLC, a Delaware limited liability company (“Soltage Holdco,” and together with Hyperion Holdco, “Sellers”, and each, a “Seller”), and Altus Power, LLC, a Delaware limited liability company (“Buyer”), and solely for the purposes of Section 6.12, Altus Power, Inc., a Delaware corporation (“Buyer Guarantor”), dated as of October 27, 2023 (the “Acquisition Agreement”), related to this transaction was originally announced during the Company’s Q3 2023 earnings call November 13, 2023. The base purchase price for these assets is approximately $120.4 million, subject to an earnout of up to $8 million, subject to the portfolio’s performance reaching certain targets during the twelve-month period which begins one month after the closing of the Caldera Acquisition. The base purchase price and associated costs and expenses was funded by approximately $89 million from the Credit Agreement and the remainder with cash on hand. The purchase price is also subject to customary adjustments for working capital and other items.

The foregoing description of the Acquisition Agreement does not purport to be complete and is qualified in its entirety by reference to the full and complete terms of the Acquisition Agreement, a copy of which is filed herewith as Exhibit 2.1 to this Current Report on Form 8-K and incorporated and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in items 1.01 above is incorporated by reference into this Item 2.03.

Item 8.01 - Other Events.

On December 21, 2023, Altus Power issued a press release announcing the closing of the Caldera Acquisition and entry into Amendment No. 3. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 - Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
2.1
Purchase and Sale Agreement, by and among Project Hyperion Holdco LLC, a Delaware limited liability company (“Hyperion Holdco”), Soltage Hyperion MGTCO, LLC, a Delaware limited liability company (“Soltage Hyperion,” and together with Hyperion Holdco, “Sellers”, and each, a “Seller”), and Altus Power, LLC, a Delaware limited liability company (“Buyer”), and solely for the purposes of Section 6.12, Altus Power, Inc., a Delaware corporation (“Buyer Guarantor”), dated as of October 27, 2023*

10.1
Amendment No. 3 to Credit Agreement, dated December 20, 2023, among APA Finance III Borrower, LLC, APA Finance III Borrower Holdings, LLC, Blackstone Asset Based Finance Advisors LP, U.S. Bank Trust Company, National Association, U.S. Bank National Association, and the lenders party thereto*

10.2	Class A Note, dated December 20, 2023, by APA Finance III Borrower, LLC, in favor of Security Life of Denver Insurance Company
99.1	Press Release
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
*The schedules and similar attachments to this exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company undertakes to promptly provide a copy of the omitted schedules and similar attachments on a supplemental basis to the SEC or its staff, if requested.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 21, 2023

Altus Power, Inc.

By:	/s/ Gregg J. Felton
Name:	Gregg J. Felton
Title:	Co-Chief Executive Officer and Director